                      EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
Catharine S. Bower, Communications Manager
610.369.6618
catharine.bower@nationalpenn.com

NATIONAL PENN BANCSHARES, INC. TO PRESENT AT
SANDLER O’NEILL & PARTNERS, L.P.
EAST COAST FINANCIAL SERVICES CONFERENCE

BOYERTOWN, Pa. – November 6, 2008 – National Penn Bancshares, Inc. (Nasdaq: NPBC) announced today that it will present its financial performance and major strategic initiatives at the 2008 Sandler O’Neill & Partners, L. P. East Coast Financial Services Conference in Palm Beach, Florida, November 12-14, 2008.  National Penn and other participating financial services companies will address an audience of institutional investors, investment firm analysts and portfolio managers.

    National Penn’s presentation will be on Thursday, November 13th at 3:30 p.m. Eastern Time. (see How to Access the Presentation below).

The speakers at National Penn’s presentation will be Scott V. Fainor, senior executive vice president and COO; and Michael R. Reinhard, chief financial officer. A brief question and answer session will follow the presentation.

How to Access the Presentation

National Penn’s presentation will be available live over the Internet on November 13, 2008 at 3:30 p.m. Eastern Time.  Listeners should log on to National Penn’s Website at www.nationalpennbancshares.com and choose the “Sandler O’Neill Financial Services Conference” link located on the home page.  An audio conference is available on November 13, 2008 at 3:30 p.m. by calling 800-659-1966, Passcode: Session 3.  For those unable to participate in the live Webcast, the archived Webcast will be available for 60 days after the event.

About National Penn Bancshares, Inc.:

National Penn Bancshares, Inc., with $9.3 billion in assets, is the fifth largest bank holding company based in Pennsylvania.  In addition, wealth assets under administration or management amount to $8.3 billion.

Headquartered in Boyertown, National Penn operates 127 offices. It has 124 community banking offices in Pennsylvania and one office in Maryland through National Penn Bank and its FirstService Bank, HomeTowne Heritage Bank, KNBT and Nittany Bank divisions. National Penn also has two offices in Delaware through its wholly-owned subsidiary Christiana Bank & Trust Company.

National Penn’s financial services affiliates consist of National Penn Investors Trust Company; National Penn Capital Advisors, Inc.; Vantage Investment Advisors, LLC; National Penn Leasing Company; National Penn Insurance Agency, Inc.; Caruso Benefits Group, Inc.; and Higgins Insurance Associates, Inc.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol “NPBC”. Please visit our Web site at www.nationalpennbancshares.com to see our regularly posted material information.

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